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                                                                     EXHIBIT 6.3



                      SECOND AMENDMENT TO CREDIT AGREEMENT

         This Second Amendment to Credit Agreement ("Amendment") is entered into between Compass Bank, an Alabama state bank and successor by merger to Compass Bank, a Texas banking association, (the "Lender") and Trek Resources, Inc., a Utah corporation, (the "Borrower") and is dated as of July 31, 2000. Terms defined in the Credit Agreement between the Lender and the Borrower dated December 24, 1997, as amended (the "Credit Agreement"), are used herein as therein defined, unless otherwise defined herein or the context otherwise requires.

                                    RECITALS:

         WHEREAS, the Borrower has requested that the Lender amend the Credit Agreement to increase the Borrowing Base;

         WHEREAS, the Borrower intends to use the additional funds made available to it by the increase in the Borrowing Base to acquire certain oil and gas Properties from Citation 1987 Investment Limited Partnership and Citation 1994 Investment Limited Partnership (collectively "Citation");

         WHEREAS, the Borrower has changed its name from McGowen Resources Company, Inc. to Trek Resources, Inc.; and

         WHEREAS, the Lender is willing to amend the Credit Agreement under the terms and conditions set forth herein;

         NOW, THEREFORE, the Borrower and the Lender hereby agree as follows:

         1. The following definitions are hereby added to Section 1.1 of the Credit Agreement as follows:

                  "Accounts" of the Borrower means all of the accounts of the Borrower, as such term is defined in the UCC, including without limitation the aggregate unpaid obligations of customers and other account debtors to the Borrower arising out of the sale or lease of goods or rendition of services by such Borrower on an open account or deferred payment basis.

                  "Equipment" of the Borrower means all of the Borrower's equipment, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies, and including specifically (without limitation) the goods described in any equipment schedule or list herewith or hereafter furnished to the Lender by the Borrower.

                  "General Intangibles" of the Borrower means all of the Borrower's general intangibles, as such term is defined in the UCC, whether now owned or hereafter acquired, including (without limitation) all present and future patents, patent applications, copyrights, trademarks, trade names, trade secrets, customer or supplier lists and






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contracts, manuals, operating instructions, permits, franchises, licenses, rights to use bonds, rights to call on letters of credit, the Borrower's causes of actions, claims, rights under indemnity agreements, rights to tax refunds, rights to the proceeds of litigation, the right to use the Borrower's name, and the goodwill of the Borrower's business.

                  "Inventory" of the Borrower means all of the Borrower's inventory, as such term is defined in the UCC, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located.

                  "Investment Property" of the Borrower means all of the Borrower's investment property, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all securities, security entitlements, securities accounts, commodity contracts, commodity accounts, stocks, bonds, mutual fund shares, money market shares and U.S. Government securities.

                  "Personal Property Collateral" with respect to a Borrower means all of such Borrower's Equipment, General Intangibles, Inventory, Receivables, Accounts, Investment Property, all sums on deposit at the Lender, and any items in any lockbox maintained at the Lender; together with (i) all substitutions and replacement for and products of any of the foregoing; (ii) proceeds of any and all of the foregoing; (iii) in the case of all tangible goods, all accessions; (iv) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any tangible goods; and (v) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods.

                  "Receivables" of the Borrower means each and every right of the Borrower to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by the Borrower or by some other person who subsequently transfers such person's interest to the Borrower, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) which the Borrower may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any property of such account debtor or other obligor; all including but not limited to all present and future accounts, contract rights, loans and obligations receivable, chattel papers, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of General Intangibles.

                  "Second Amendment to Credit Agreement" means the Second Amendment to Credit Agreement dated July 31, 2000, between the Lender and the Borrower.




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                  "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the State of Texas.

         2. The definition of "Borrower" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "Borrower" means Trek Resources, Inc., a Utah corporation, formerly known as McGowen Resources Company, Inc.

         3. The Borrowing Base shall be $9,200,000 as of July 31, 2000, and the amount by which the Borrowing Base shall automatically be reduced on September 1, 2000, and on the first day of each month thereafter shall be $80,000 per month; until each is redetermined in accordance with the Credit Agreement. All principal outstanding under the Note shall be due and payable on the Revolving Credit Termination Date (or such earlier date as required by the Credit Agreement) together with all accrued, unpaid interest on the Note.

         4. The Lender shall be granted a first and prior Lien against the Properties acquired from Citation concurrently with the advance of additional funds by the Lender to the Borrower, and, as a condition precedent to the increase in the Borrowing Base, the Lender must be satisfied as to all matters, including without limitation, valuation and title, related to the purchase by the Borrower of such Properties from Citation.

         5. New Sections 4.2, 4.3, 4.4 and 4.5 are hereby added to the Credit Agreement as follows:

                  "Section 4.2. Grant of Security Interests. The Borrower hereby pledges, assigns and grants to the Lender a security interest (collectively referred to as the "Security Interest") in the Personal Property Collateral of the Borrower, as security for the payment and performance of the Obligations."

                  "Section 4.3. Notification of Account Debtors and Other Obligors. The Lender may at any time while a Default exists notify any account debtor or other person obligated to pay the amount due that such right to payment has been assigned or transferred to the Lender for security and shall be paid directly to the Lender. The Borrower will join in giving such notice if the Lender so requests. At any time after the Borrower or the Lender gives such notice to an account debtor or other obligor, the Lender may, but need not, in the Lender's name or in the Borrower's name (i) demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor; and (ii) as the Borrower's agent and attorney-in-fact, notify the United States Postal Service to change the address for delivery of the Borrower's mail to any address designated by the Lender, otherwise intercept the Borrower's mail, and receive, open and dispose of the Borrower's mail, applying all Collateral as permitted under this Agreement




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and holding all other mail for the Borrower's account or forwarding such mail to the Borrower's last known address."

                  "Section 4.4. Assignment of Insurance. As additional security for the payment and performance of the Obligations, the Borrower hereby assigns to the Lender any and all monies (including, without limitation, proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Borrower with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and the Borrower hereby directs the issuer of any such policy to pay all such monies directly to the Lender. At any time, whether or not a Default exists, the Lender may (but need not), in the Lender's name or in the Borrower's name, execute and deliver proof of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy."

                  "Section 4.5. Financing Statement. A carbon, photographic or other reproduction of this Agreement or of any financing statements signed by the Borrower is sufficient as a financing statement and may be filed as a financing statement in any state to perfect the security interests granted hereby. For the purpose, the following information is set forth:

         Name and address of Debtor:

         Trek Resources, Inc.                        Tax ID No.: 75-2416059
         4925 Greenville Avenue, Suite 965
         Dallas, Texas  75206
         Attn:  Mr. Michael E. Montgomery

         Name and address of Secured Party:

         Compass Bank                                Tax ID No.: 63-0476286
         8080 N. Central Expressway, Suite 370
         Dallas, Texas 75206
         Attn:  Energy Group

         6. Section 7.19 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "Section 7.19 Requirement for Hedging Agreements. In the event that the Funding Percentage shall be seventy five percent (75%) or greater,

                  (a) the Borrower shall put in place Acceptable Hedging Agreements meeting the following criteria:

                           (i) extending for a period of at least 12 months; and




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                           (ii) covering at least forty percent (40%) of the
total monthly production of oil and gas from the Borrower's Properties;

                  (b) at all times during such period Acceptable Hedging Agreements covering at least forty percent (40%) of the total monthly production of oil and gas from the Borrower's Properties shall be in place and such Acceptable Hedging Agreements shall at all times extend for a period of at least 9 months."

         7. The Borrower shall execute such amendments to mortgages and other security instruments as the Lender may from time to time reasonably request to amend the existing mortgages and other security instruments to reflect the terms of this Amendment.

         8. The addresses of the Borrower and the Lender under Section 9.6 of the Credit Agreement are those specified on the signature page of this Amendment.

         9. GOVERNING LAW. THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW; PROVIDED, HOWEVER, THAT CHAPTER 346 OF THE FINANCE CODE (WHICH REGULATES CERTAIN CREDIT LOAN ACCOUNTS AND TRIPARTY ACCOUNTS) SHALL NOT APPLY TO THE NOTE.

         10. JURISDICTION AND VENUE. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE LITIGATED, AT THE SOLE DISCRETION AND ELECTION OF THE LENDER, IN COURTS HAVING SITUS IN DALLAS, DALLAS COUNTY, TEXAS. THE BORROWER HEREBY SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED IN DALLAS, DALLAS COUNTY, TEXAS, AND HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY THE LENDER IN ACCORDANCE WITH THIS SECTION.

         11. WAIVER OF RIGHTS TO JURY TRIAL. THE BORROWER AND THE LENDER EACH HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, COUNTERCLAIM, OR OTHER LITIGATION THAT RELATES TO OR ARISES OUT OF ANY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE ACTS OR OMISSIONS OF THE LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR OTHERWISE WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AGREEMENT.



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         12. Counterparts. For the convenience of the parties, this Amendment may be executed in multiple counterparts, each of which for all purposes shall be deemed to be an original, and all such counterparts shall together constitute but one and the same agreement.

         13. Effect. Except as amended hereby, the Credit Agreement shall remain unchanged and in full force and effect.

         14. ENTIRE AGREEMENT. THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF. FURTHERMORE, IN THIS REGARD, THIS AGREEMENT AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

         IN WITNESS WHEREOF, this Amendment is deemed executed effective as of the date first above written.

                                            BORROWER:

                                            TREK RESOURCES, INC.
4925 Greenville Avenue, Suite 965
Dallas, Texas  75206
Telecopy: 214/373-6710                      By: /s/ MICHAEL E. MONTGOMERY
                                                -------------------------------
                                            Name: Michael E. Montgomery
                                            Title: President


                                            LENDER:

                                            COMPASS BANK
8080 N. Central Expressway, Suite 370
Dallas, Texas  75206
Telecopy:  214/706-8054                     By: /s/ MYNAN C. FELDMAN
                                                --------------------------------
                                            Name: Mynan C. Feldman
                                            Title: Senior Vice President


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